Exhibit 5.2


                                                           November 22, 2005

Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, NJ 07890-1000


Re:        Selective Insurance Group, Inc. Registration Statement on Form S-4
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Ladies and Gentlemen:

                  I am Corporate Counsel for Selective Insurance Group, Inc., a New Jersey corporation (the "Company"), and in such capacity have acted as counsel to the Company in connection with the public offering of $100,000,000 aggregate principal amount of 6.70% Senior Notes due 2035 (the "Exchange Notes") of the Company. The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 6.70% Senior Notes due 2035 of the Company (the "Original Notes") under the Indenture, dated as of November 3, 2005 (the "Indenture"), by and between the Company and Wachovia Bank, National Association, as Trustee (the "Trustee"), as contemplated by the Registration Rights Agreement, dated as of November 3, 2005 (the "Registration Rights Agreement"), by and between the Company and Keefe, Bruyette & Woods, Inc.

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In my capacity as the Company's counsel, I am familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Exchange Notes, and for purposes of this opinion, I have assumed such proceedings will be timely completed in the manner presently proposed and the terms of such issuance will otherwise be in compliance with the law.

                  In rendering the opinions set forth herein, I have examined originals or copies of the following:

                  (i) the Registration Statement on Form S-4, relating to the Exchange Notes (the "Registration Statement"), filed on November 23, 2005 by the Company with the Securities and Exchange Commission (the "Commission");

                  (ii)     an executed copy of the Registration Rights
                           Agreement;

                  (iii)    an executed copy of the Indenture;

                  (iv) the Restated Certificate of Incorporation of the Company, as currently in effect;

                  (v)      the By-Laws of the Company, as currently in effect;

                  (vi) certain resolutions adopted by the Board of Directors of the Company relating to the Exchange Offer, the issuance of the Exchange Notes, the Indenture and related matters;

                  (vii) the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee, filed as an exhibit to the Registration Statement; and

                  (viii)   the form of the Exchange Notes.

                  I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as set forth in the opinion below, the validity and binding effect on such parties. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

                  The opinions set forth herein are limited to laws of the State of New Jersey that are normally applicable to securities of the type covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws. I do not express any opinion with respect to the law of any other jurisdiction or as to the effect of the law of any other jurisdiction on the opinions herein stated.

                  Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

    1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey.

    2. The Company has the power and authority, corporate or other, to execute and deliver the Exchange Notes and to consummate the transactions contemplated thereby.

    3. The Exchange Notes, when duly executed and authenticated in accordance with the terms of the Indenture by such officers as have been authorized pursuant to the applicable resolutions, will have been duly authorized, executed and delivered by the Company.

                  I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                                        Very truly yours,


                                                        /s/ John E. Wisinger
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                                                        John E. Wisinger, Esq.